Exhibit 99.1

This Form 4 is filed jointly by XPDI Sponsor II LLC, Transition Equity Partners, LLC, Theodore J. Brombach and XMS XPDI Sponsor II Holdings LLC. The principal business address of each of these reporting persons is 321 North Clark Street, Suite 2440, Chicago, IL 60654.

Name of Designated Filer: XPDI Sponsor II LLC

Date of Event Requiring Statement: March 14, 2024

Issuer Name and Ticker or Trading Symbol: Montana Technologies Corp. (Nasdaq: XPDB)

XPDI SPONSOR II LLC

By:	Transition Equity Partners, LLC
Its:	Managing Member

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Managing Member

By:	XMS XPDI Sponsor II Holdings, LLC
Its:	Managing Member

By:	/s/ Theodore J. Brombach
Name:	Theodore J. Brombach
Title:	Managing Member

TRANSITION EQUITY PARTNERS, LLC

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Managing Member

XMS XPDI SPONSOR II HOLDINGS, LLC

By:	/s/ Theodore J. Brombach
Name:	Theodore J. Brombach
Title:	Managing Member